British Columbia __________ The Best Place on Earth	Number: BC0634846

CERTIFICATE

OF

RESTORATION

BUSINESS CORPORATIONS ACT

I Hereby Certify that STREAM HORIZON STUDIOS, LTD., which was incorporated on October 1, 2001 under certificate number BC0634846, and was dissolved on March 3, 2008 has on August 28, 2009, at 09:00 AM Pacific Time been restored, under the Business Corporations Act, as  CHINA TELETECH LIMITED

Issued under my hand at Victoria, British Columbia On August 28, 2009 Ron Townsend Registrar of Companies Province of British Columbia Canada